UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 17, 2006

Interstate Hotels & Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14331	52-2101815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4501 North Fairfax Drive, Suite 500, Arlington, Virginia		22203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 387-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 17, 2006, Interstate Arlington, LP, an affiliate of Interstate Hotels & Resorts, Inc. (the "Company"), closed on the acquisition of the 308-room Hilton hotel in Arlington, Texas, pursuant to that certain Agreement of Purchase and Sale with Equistar Arlington Partners, L.P., an affiliate of The Blackstone Group ("Blackstone"), dated September 11, 2006. The purchase price was $36.3 million, or $118,000 per key. The Company will also manage the hotel.

The Company financed a portion of the acquisition with a $24.7 million non-recourse mortgage loan with UBS Real Estate Securities, Inc. The three-year loan carries a variable interest rate of LIBOR plus 135 basis points and allows for two, one-year extensions. The balance of the acquisition price was funded by the acceleration, on a present value basis, of the remaining $14.5 million payment of termination fees for hotels where Blackstone terminated its management agreement with the Company on or before October 1, 2006.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release of Interstate Hotels & Resorts, Inc., dated October 19, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interstate Hotels & Resorts, Inc.

October 23, 2006	By:	/s/ Christopher L. Bennett

Name: Christopher L. Bennett
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

1.doc	Press release dated October 19, 2006